Filed Pursuant to Rule 424(b)(5)
Registration No 333-263984
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 16, 2022)

Up to $5,488,800

Ordinary Shares

We have entered into an At The Market Offering Agreement (the “Sales Agreement”), dated March 7, 2025, with H.C. Wainwright & Co., LLC (“Wainwright”), relating to the sale of our ordinary shares, par value NIS 1.75 per ordinary share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our ordinary shares having an aggregate offering price of up to $5,488,800 from time to time through or to Wainwright, acting as sales agent or principal.

Our ordinary shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LFWD.” The last reported sales price of our ordinary shares on March 6, 2025, was $1.58 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq, or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our ordinary shares on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the Sales Agreement, Wainwright is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal sales and trading practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of ordinary shares sold under the Sales Agreement. In connection with the sale of our ordinary shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Wainwright.

As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates, computed by reference to the price at which our ordinary shares were last sold on Nasdaq on January 6, 2025, which was $3.04 per share, was approximately $31.5 million, based on 10,630,281 shares of our outstanding ordinary shares as of the date of this prospectus supplement, of which 10,350,982 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold approximately $5,000,003 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement. See the section entitled “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company” for additional information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus, or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 H.C. Wainwright & Co.

The date of this prospectus supplement is March 7, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings any securities described in the accompanying prospectus. Under this prospectus supplement, we may from time to time sell shares of our ordinary shares having an aggregate offering price of up to $5,488,800, at prices and on terms to be determined by market conditions at the time of the offering.
The document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. As a result:
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to the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein;

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any statement contained in a document incorporated by reference in this prospectus supplement or the accompanying prospectus that is inconsistent with information in a document incorporated by reference herein or therein that we filed on an earlier date will be deemed to modify and supersede the statement in the document filed on the earlier date; and

•	any information that we file with the SEC incorporated by reference into this prospectus supplement after the date hereof will automatically update and supersede the information herein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by or on our behalf. We have not, and Wainwright has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of sale of any security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement or the accompanying prospectus to “the Company,” “we,” “us,” “ours” and “Lifeward” refer to Lifeward Ltd.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements may include projections regarding our future performance and, in some cases, can be identified by words such as “anticipate,” “assume,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes and the negatives of those terms.

These forward-looking statements are based on our management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict, and many of which are outside of our control. Important factors that could cause our actual results, levels of activity or performance to differ materially from those indicated in the forward-looking statements include, among others:

•	our expectations regarding future growth, including our ability to increase sales in our existing geographic markets and expand to new markets;

•	our ability to continue as a going concern for the next twelve months:

•	our ability to maintain and grow our reputation and the market acceptance of our products;

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our ability to achieve reimbursement from third-party payors or advance Centers for Medicare & Medicaid Services (“CMS”) coverage for our products, including our ability to successfully submit and gain approval of cases for Medicare coverage through Medicare Administrative Contractors (“MACs”);

•	our ability to successfully integrate the operations of AlterG, Inc. (“AlterG”) into our organization, and realize the anticipated benefits therefrom;

•	our ability to have sufficient funds to meet certain future capital requirements, which could impair our efforts to develop and commercialize existing and new products;

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our ability to achieve expected operating efficiencies and sustain or improve operating expense reductions, and our ability to handle any business disruptions that may occur in connection with streamlining operations;

•	our ability to navigate any difficulties associated with moving production of our AlterG Anti-Gravity Systems to a contract manufacturer;

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our ability to leverage our sales, marketing and training infrastructure; our ability to grow our business through acquisitions of businesses, products or technologies; and the failure to manage acquisitions, or the failure to integrate them with our existing business;

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•	our ability to obtain certain components of our products from third-party suppliers and our continued access to our product manufacturers;

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our ability to improve our products and develop new products; our compliance with medical device reporting regulations to report adverse events involving our products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on our ability to market and sell our products;

•	our ability to gain and maintain regulatory approvals and to comply with any post-marketing requests;

•	the risk of a cybersecurity attack or incident relating to our information technology systems significantly disrupting our business operations;

•	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

•	the impact of substantial sales of our shares by certain shareholders on the market price of our Ordinary Shares;

•	our ability to use effectively the proceeds of our offerings of securities, if any;

•	the impact of the market price of our ordinary shares on the determination of whether we are a passive foreign investment company;

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market and other conditions, including the extent to which inflationary pressures, interest rate and currency rate fluctuations or global instability may disrupt our business operations or our financial condition or the financial condition of our customers and suppliers, including the ongoing Russia-Ukraine conflict, ongoing conflict in the Middle East (including any escalation or expansion) and the increasing tensions between China and Taiwan;

•	our anticipated use of proceeds from this offering; and

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other risks discussed in “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) and other documents subsequently filed with the SEC by us, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should not put undue reliance on any forward-looking statements. Any forward-looking statement made in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein speaks only as of the date of the particular statement. Factors or events that could cause our actual results to differ from such forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Except as required by law, we undertake no obligation to update any forward-looking statements publicly for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and our consolidated financial statements and the related notes, before making an investment decision. See the “Risk Factors” section of this prospectus supplement beginning on page S-5 for a discussion of the risks involved in investing in our securities.

Company Overview

We are a medical device company that designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our initial product offerings were the ReWalk Personal and ReWalk Rehabilitation Exoskeleton devices for individuals with spinal cord injury (“SCI Products”). These devices are robotic exoskeletons that are designed for individuals with paraplegia that use our patented tilt-sensor technology and an onboard computer and motion sensors to drive motorized legs that power movement. These SCI Products allow individuals with spinal cord injury (“SCI”) the ability to stand and walk again during everyday activities at home or in the community. In March 2023, we received clearance of our premarket notification (“510(k)”) from the U.S. Food and Drug Administration (“FDA”) for the ReWalk Personal Exoskeleton with stair and curb functionality, which adds usage on stairs and curbs to the indication for use for the device in the U.S. The clearance permits U.S. customers to participate in more walking activities in real-world environments in their daily lives where stairs or curbs may have previously limited them when using the exoskeleton for its intended, FDA-indicated uses. This feature has been available in Europe since initial CE Clearance, and real-world data from a cohort of 47 European users throughout a period of over seven years consisting of over 18,000 stair steps was collected to demonstrate the safety and efficacy of this feature and support the FDA submission. In June 2024, we submitted to the FDA a 510(k) premarket notification for ReWalk 7 Personal Exoskeleton device, a next-generation ReWalk model, and such 510(k) is pending FDA review.

We have sought to expand our product offerings beyond the SCI Products through internal development, distribution agreements, and acquisitions. We have developed our ReStore Exo-Suit device (the “ReStore”), which we began commercializing in June 2019 (we ceased sales in the EU in May 2024). The ReStore is a powered, lightweight soft exo-suit intended for use during the rehabilitation of individuals with lower limb disabilities due to stroke. In the second quarter of 2020, we finalized and moved to implement two separate agreements to distribute additional product lines in the United States, one of which we later discontinued. We are the exclusive distributor of the MYOLYN MyoCycle FES Pro cycles to U.S. rehabilitation clinics and for the MyoCycle Home cycles available to U.S. veterans through the Veterans Health Administration (“VHA”) hospitals.

In August 2023, we made our first acquisition to supplement our internal growth when we acquired AlterG, a leading provider of Anti-Gravity systems for use in physical and neurological rehabilitation. We paid a cash purchase price of approximately $19 million at closing and additional cash earnout payments may be paid based upon a percentage of AlterG’s revenue growth over the two years following the closing. The AlterG Anti-Gravity systems use patented, National Aeronautics and Space Administration (“NASA”) derived differential air pressure (“DAP”) technology to reduce the effects of gravity and allow patients to rehabilitate with finely calibrated support and reduced pain. AlterG Anti-Gravity systems are utilized in over 4,000 facilities globally in more than 40 countries. We will continue to evaluate other products for distribution or acquisition that can broaden our product offerings further to help individuals with neurological injury and disability.

In March 2025, we announced an agreement to increase our penetration of SCI Products into the workers’ compensation market in which CorLife, LLC., a Delaware limited liability company (“CorLife”) and a division of Numotion, the nation’s leading and largest provider of products and services that provide mobility, health and personal independence. Pursuant to the agreement, CorLife became the exclusive distributor for the ReWalk Personal Exoskeleton for individuals with workers’ compensation claims. The agreement leverages CorLife’s extensive network of credentialed providers and experts to include the ReWalk Personal Exoskeleton among the services and equipment they provide to thousands of injured workers each year. Under the agreement, the CorLife reimbursement team manages all workers’ compensation claims submissions for the ReWalk Personal Exoskeleton. We believe this agreement will build awareness of the benefits of the ReWalk Personal Exoskeleton among individuals with workers’ compensation coverage and gain us access to the resources of CorLife to facilitate efficient processing of claims.

We are in the research stage of ReBoot, a personal soft exo-suit for home and community use by individuals post-stroke, and we are currently evaluating the reimbursement landscape and the potential clinical impact of this device. This product would be a complementary product to ReStore as it provides active assistance to the ankle during plantar flexion and dorsiflexion for gait and mobility improvement in the home environment, and it received Breakthrough Device Designation from the FDA in November 2021. Further investment in the development path of the ReBoot was paused in 2023 pending determination regarding the clinical and commercial opportunity of this device and at this time it remains on hold.

Our principal markets are primarily in the United States and Europe with some lesser sales in Asia, the Middle East and South America. We sell our products primarily directly in the United States, through a combination of direct sales and distributors (depending on the product line) in Germany and Canada, and primarily through distributors in other markets. In markets where we sell direct to consumers, we have established relationships with clinics and rehabilitation centers, professional and college sports teams, and individuals and organizations in the SCI community, and in markets where we do not sell direct to consumers, our distributors maintain these relationships. We have primary offices in Yokneam, Israel, Marlborough, Massachusetts, and Berlin, Germany. We also had offices in Fremont, California and Queens, New York where we ceased operations as of December 31, 2024.

Corporate Information

We were incorporated in 2001 under the laws of the State of Israel. Our principal executive offices are located at 200 Donald Lynch Blvd., Marlborough, MA, and our telephone number is (508) 251-1154. Our website address is https://golifeward.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. We have irrevocably appointed Lifeward, Inc. (formerly ReWalk Robotics, Inc.) as our agent to receive service of process in any action against us in any United States federal or state court. The address of Lifeward, Inc. is 200 Donald Lynch Blvd., Marlborough, Massachusetts 01752.

Lifeward®, ReWalk®, ReStore® and Alter G® are our registered trademarks in Israel and in the United States and Restore™ is our registered trademark in Europe and the United States. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our ordinary shares held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our ordinary shares held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The Offering

Ordinary shares offered by us	Shares of our ordinary shares having an aggregate offering price of up to $5,488,800.

Ordinary shares to be outstanding after this offering
Up to 13,821,443 ordinary shares, assuming sales of 3,191,162 ordinary shares in this offering at an offering price of $1.72 per ordinary share, which was the last reported sale price of our ordinary shares on Nasdaq on March 5, 2025. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Plan of Distribution
Sales of our ordinary shares, if any, under this prospectus supplement may be made by any method permitted by law to be deemed an “at the market offering” as defined in Rule 415 of the Securities Act, including without limitation, sales made directly on Nasdaq or on any other existing trading market for the ordinary shares in the United States. The sales agent is not required to sell any certain dollar amount or shares of our ordinary shares, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Sales Agreement. See the section entitled “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for continuing commercial efforts, working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Dividend Policy
We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy” on page S-11 of this prospectus supplement.

Risk Factors
You should carefully read the “Risk Factors” section of this prospectus supplement beginning on page S-5 and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

The Nasdaq Capital Market symbol	Our ordinary shares are listed on Nasdaq under the symbol “LFWD.”

Unless otherwise stated in this prospectus supplement, the total number of ordinary shares outstanding as of the date of this prospectus supplement and after this offering is based on 10,630,281 shares outstanding as of March 5, 2025 and excludes as of such date:

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324,624 ordinary shares reserved for issuance under our equity incentive plans, of which there were outstanding options to purchase 4,551 ordinary shares at a weighted average exercise price of $186.43 per share and 320,073 ordinary shares underlying unvested RSUs;

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953 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $52.50 per share, which were granted on December 31, 2015 and December 28, 2016 to Kreos Capital V (Expert Fund) Limited, and are currently exercisable (in whole or in part) until the earlier of (i) December 30, 2025 or (ii) an “M&A Transaction,” as defined in the warrant;

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64,099 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $12.32 per share, which were issued to certain institutional investors in the private placement on July 6, 2020, and may be exercised until January 6, 2026, subject to the terms thereof;

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42,326 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $15.95 per share, which were issued to the representative of the placement agent in the private placement on July 6, 2020 and may be exercised until July 2, 2025, subject to the terms thereof;

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83,821 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $9.38 per share, which were issued to certain institutional investors in the private placement on December 8, 2020 and may be exercised until June 8, 2026, subject to the terms thereof;

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15,543 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $12.55 per share, which were issued to the representative of the placement agent in the private placement on December 8, 2020 and may be exercised until June 8, 2026, subject to the terms thereof;

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780,095 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $25.20 per share, which were issued to certain institutional investors in the private placement on February 26, 2021 and may be exercised until August 26, 2026, subject to the terms thereof;

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93,612 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $32.05 per share, which were issued to the representative of the placement agent in the private placement on February 26, 2021 and may be exercised until August 26, 2026, subject to the terms thereof;

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1,143,821 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $14.00 per share, which were issued to certain institutional investors in the private placement on September 27, 2021 and may be exercised until March 29, 2027, subject to the terms thereof;

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137,257 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $17.81 per share, which were issued to the representative of the placement agent in the private placement on September 27, 2021 and may be exercised until September 27, 2026, subject to the terms thereof;

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1,818,183 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $2.75 per share, which were issued to certain institutional investors in the private placement on January 8, 2025 and may be exercised until January 10, 2028, subject to the terms thereof; and

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109,091 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $3.4375 per share, which were issued to the representative of the placement agent in the private placement on January 8, 2025 and may be exercised until January 10, 2028, subject to the terms thereof.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before investing in our ordinary shares, you should consider carefully the risk factors set forth in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, along with the risk factors described in “Part I. Item 1A. Risk Factors” in our 2024 Form 10-K, and other filings subsequently made by us with the United States Securities and Exchange Commission, or the SEC, that are incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of the ordinary shares we are offering in this prospectus supplement may decline and you may lose all or part of your investment. Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Position and Need for Additional Capital

We have concluded that there is substantial doubt as to our ability to continue as a going concern.

As of December 31, 2024, we had an accumulated deficit in the total amount of approximately $264.8 million and anticipate further losses in the development of our business. Those factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our obtaining the necessary financing to meet our obligations and timely repay our liabilities arising from normal business operations. The financial statements included in our 2024 Annual Report have been prepared assuming that we will continue to operate as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management concluded that substantial doubt about our ability to continue as a going concern exists as of the date of the issuance of these financial statements.

In addition, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2024, which stated that substantial doubt existed about our ability to continue as a going concern. If we are unable to secure additional capital, we may be required to take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. If we become insolvent, investors in our securities may lose the entire value of their investment in our business. Our consolidated financial statements as of and for the year ended December 31, 2024 do not include any adjustments that may be necessary should we be unable to continue as a going concern, and it is not possible for us to predict at this time the potential success of our business.

Risks Related To This Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for continuing commercial efforts, working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our ordinary shares to decline.

You may experience immediate and substantial dilution in the net tangible book value per share of the ordinary shares you purchase.

The price per share of our ordinary shares being offered may be higher than the net tangible book value per share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 3,191,162 ordinary shares are sold at a price of $1.72 per share, the last reported sale price of our ordinary shares on Nasdaq on March 5, 2025, for aggregate gross proceeds of approximately $5,488,800 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $0.22 per ordinary share, representing the difference between the pro forma as adjusted net tangible book value per share of our ordinary shares as of December 31, 2024 after giving effect to this offering at the assumed offering price. Please see the section entitled “Dilution” on page S-9 of this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

Issuances of our ordinary shares, including upon the settlement of restricted stock units, or securities convertible into or exercisable for ordinary shares following this offering, as well as the exercise of options, will dilute your ownership interests and may adversely affect the future market price of our ordinary shares.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, as of December 31, 2024, there were options to purchase 4,573 of our ordinary shares outstanding at a weighted average exercise price of $187.94 per share, 327,243 of our ordinary shares issuable upon the vesting and settlement of restricted stock units outstanding, and 2,380,701 of our ordinary shares issuable upon the exercise of outstanding warrants, with exercise prices ranging from $8.75 to $52.50 per share. If these securities are exercised or settled, you may incur further dilution. Moreover, to the extent that we issue additional restricted stock units or options to purchase, or securities convertible into or exchangeable for, our ordinary shares in the future and those restricted stock units, options or other securities are settled, exercised, converted or exchanged, shareholders may experience further dilution.

Future sales of our ordinary shares, or the perception that such future sales may occur, may cause the price of our ordinary shares to decline.

Sales of a substantial number of our ordinary shares in the public market, or the perception that these sales could occur, following this offering could cause the market price of our ordinary shares to decline. A substantial majority of our ordinary shares are, and the ordinary shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

The actual number of ordinary shares we will issue under the Sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales agreement with Wainwright and compliance with applicable law, we have the discretion to deliver placement notices to Wainwright at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold by Wainwright after delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with Wainwright. Because the price per ordinary share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of ordinary shares that will be ultimately issued.

The market price and trading volume of our ordinary shares may be volatile.

The price of our ordinary shares has been and may continue to be volatile. Even though our ordinary shares are listed on Nasdaq, an active trading market for our ordinary shares may not be sustained. The lack of an active trading market may impair the value of your ordinary shares and your ability to sell your ordinary shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our ordinary shares and enter into strategic partnerships by using our ordinary shares as consideration. Furthermore, there can be no guarantee that we will continue to satisfy the continued listing standards of Nasdaq. If we fail to satisfy the continued listing standards, we could be de-listed, which would have a negative effect on the price of our ordinary shares.

We cannot predict the prices at which our ordinary shares may trade. The market price of our ordinary shares is likely to be highly volatile and may fluctuate substantially due to many factors, including:

•	actual or anticipated fluctuations in our growth rate or results of operations or those of our competitors;
•	customer acceptance of our products;
•	announcements by us or our competitors of new products or services, commercial relationships, acquisitions, or expansion plans;
•	announcements by us or our competitors of other material developments;
•	our involvement in litigation;
•	changes in government regulation applicable to us and our products;
•	sales, or the anticipation of sales, of our ordinary shares, warrants and debt securities by us, or sales of our ordinary shares by our insiders or other shareholders;
•	developments with respect to intellectual property rights;
•	competition from existing or new technologies and products;
•	changes in key personnel;
•	the trading volume of our ordinary shares;
•	changes in the estimation of the future size and growth rate of our markets;
•	changes in our quarterly or annual forecasts with respect to operating results and financial conditions;
•	general economic and market conditions; and
•	announcements regarding business acquisitions.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy ordinary shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of ordinary shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their ordinary shares as a result of ordinary share sales made at prices lower than the prices they paid.

SEC regulations may limit the number of shares we may sell under this prospectus supplement.

Under current SEC regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus supplement, is limited to an aggregate of one-third of our public float, which is referred to as the baby shelf rules. As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by our non-affiliates (“public float”), as calculated pursuant to the rules of the SEC, was approximately $31.5 million, based upon 10,350,982 of our outstanding ordinary shares held by non-affiliates at the per share price of $3.04, the closing sale price of our ordinary shares on Nasdaq on January 6, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We do not currently intend to pay dividends on our ordinary shares and, consequently, your ability to achieve a return on your investment will depend on appreciation of the value of our ordinary shares.

We have never declared or paid any cash dividends on our equity securities. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to any appreciation in the value of our ordinary shares, which is not certain.

USE OF PROCEEDS

Pursuant to the Sales Agreement, we may issue and sell ordinary shares having aggregate sales proceeds of up to $5,488,800 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any ordinary shares under or fully utilize the Sales Agreement with Wainwright.

We currently intend to use the net proceeds from this offering for continuing commercial efforts, working capital, and general corporate purposes. Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures may change significantly. As a result, our management will have broad discretion in the allocation of any net proceeds.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds to be received in connection with this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including any unforeseen cash needs. Accordingly, our management will have broad discretion in the timing and application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from this offering.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ordinary share and the as-adjusted net tangible book value per ordinary share after this offering. Net tangible book value per ordinary share represents our total tangible assets less our total liabilities, divided by the number of ordinary shares outstanding. As of December 31, 2024, our net tangible book value per ordinary share was $1.28.

After giving effect to the sale of 1,818,183 ordinary shares and warrants to purchase 1,818,183 ordinary shares in our January 2025 Offering for net proceeds of approximately $4.3 million, our pro forma net tangible book value as of December 31, 2024 would have been approximately $15.6 million, or approximately $1.47 per ordinary share, an increase of approximately $0.19 per ordinary share.

After giving further effect to the assumed sale of our ordinary shares in the aggregate amount of $5,488,800 in this offering at an assumed offering price of $1.72 per ordinary share, the last reported sale price of our ordinary shares on Nasdaq on March 5, 2025, and after deducting the commissions and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of December 31, 2024, would have been approximately $20.7 million, or approximately $1.50 per share. This represents an immediate increase in pro forma net tangible book value of $0.03 per ordinary share to our existing shareholders and an immediate dilution of approximately $0.22 per ordinary share to new investors participating in this offering, as illustrated by the following table:

Assumed offering price per ordinary share		$1.72
Net tangible book value per ordinary share as of December 31, 2024	$1.28
Increase in net tangible book value per ordinary share attributable to the January 2025 Offering	$0.19
Pro forma net tangible book value per ordinary share as of December 31, 2024	$1.47
Increase in pro forma net tangible book value per ordinary share attributable to this offering	$0.03
As adjusted pro forma net tangible book value per ordinary share as of December 31, 2024 after giving effect to this offering		$1.50
Dilution per ordinary share to investors purchasing ordinary shares in this offering		$0.22

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ordinary shares sold and other terms of the offering determined at the time ordinary shares are sold pursuant to this prospectus supplement and the accompanying prospectus. The as adjusted information assumes that all of our ordinary shares in the aggregate amount of $5,488,800 are sold at the assumed offering price of $1.72 per ordinary share, the last reported sale price of our ordinary shares on Nasdaq on March 5, 2025. The ordinary shares sold in this offering, if any, will be sold from time to time at various prices.

The information above is as of December 31, 2024 and excludes, as of that date (vested and unvested):

•
331,816 ordinary shares reserved for issuance under our equity incentive plans, of which there were outstanding options to purchase 4,573 ordinary shares at a weighted average exercise price of $187.94 per share and 327,243 ordinary shares underlying unvested RSUs;

•
953 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $52.50 per share, which were granted on December 31, 2015 and December 28, 2016 to Kreos Capital V (Expert Fund) Limited, and are currently exercisable (in whole or in part) until the earlier of (i) December 30, 2025 or (ii) an “M&A Transaction,” as defined in the warrant;

•
4,054 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $8.75 per share, which were issued to certain institutional investors in the private placement on February 10, 2020 and may be exercised until February 5, 2025, subject to the terms thereof;

•
15,120 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $10.94 per share, which were issued to the representative of the placement agent in the private placement on February 10, 2020 and may be exercised until February 5, 2025, subject to the terms thereof;

•
64,099 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $12.32 per share, which were issued to certain institutional investors in the private placement on July 6, 2020, and may be exercised until January 6, 2026, subject to the terms thereof;

•
42,326 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $15.95 per share, which were issued to the representative of the placement agent in the private placement on July 6, 2020 and may be exercised until July 2, 2025, subject to the terms thereof;

•
83,821 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $9.38 per share, which were issued to certain institutional investors in the private placement on December 8, 2020 and may be exercised until June 8, 2026, subject to the terms thereof;

•
15,543 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $12.55 per share, which were issued to the representative of the placement agent in the private placement on December 8, 2020 and may be exercised until June 8, 2026, subject to the terms thereof;

•
780,095 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $25.20 per share, which were issued to certain institutional investors in the private placement on February 26, 2021 and may be exercised until August 26, 2026, subject to the terms thereof;

•
93,612 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $32.05 per share, which were issued to the representative of the placement agent in the private placement on February 26, 2021 and may be exercised until August 26, 2026, subject to the terms thereof;

•
1,143,821 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $14.00 per share, which were issued to certain institutional investors in the private placement on September 27, 2021 and may be exercised until March 29, 2027, subject to the terms thereof; and

•
137,257 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $17.81 per share, which were issued to the representative of the placement agent in the private placement on September 27, 2021 and may be exercised until September 27, 2026, subject to the terms thereof.

DIVIDEND POLICY

We have never declared nor paid any cash dividends, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant. Investors should not purchase our ordinary shares or other securities with the expectation of receiving cash dividends.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright under which we may issue and sell our ordinary shares from time to time through or to Wainwright acting as our sales agent or principal. In no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, more ordinary shares than we have available and authorized for issuance. The sales, if any, of ordinary shares made under the Sales Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Wainwright will offer our ordinary shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Wainwright. We will designate the maximum amount of ordinary shares to be sold through Wainwright on a daily basis or otherwise determine such maximum amount together with Wainwright. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct Wainwright not to sell ordinary shares if the sales cannot be effected at or above the price designated by us in any such instruction. Wainwright or we may suspend the offering of our ordinary shares being made through Wainwright under the Sales Agreement upon proper notice to the other party. We may terminate the Sales Agreement at any time upon ten business days’ prior notice to Wainwright. Wainwright has the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in its sole discretion.

The aggregate compensation payable to Wainwright as sales agent equal to 3.0% of the gross sales price of the ordinary shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Wainwright up to an aggregate of $75,000 for fees and expenses incurred by Wainwright’s legal counsel in connection with this offering, and for certain other expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the Sales Agreement, will be approximately $180,000.

We have also granted Wainwright, subject to certain exceptions and FINRA Rule 5110(g)(6)(A), a right of first refusal for a period of twelve months following the date of this prospectus supplement to act as our exclusive financial advisor for any business acquisition, disposition, merger, consolidation, reorganization, or similar transaction. In addition, Wainwright shall have the right to act as the sole book-running manager, sole underwriter, or sole placement agent for any public offering (including ATMs) or private placement, or any other capital-raising financing of equity, equity-linked or debt securities.

Wainwright will provide written confirmation, which may be by electronic mail, to us following the close of trading on Nasdaq on each day in which our ordinary shares are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of ordinary shares sold through it as sales agent on that day, the aggregate gross sales proceeds and the net proceeds to us, and the compensation payable by us to Wainwright.

We will report at least quarterly the number of ordinary shares sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of ordinary shares.

Settlement for sales of ordinary shares will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of ordinary shares on our behalf in this offering, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC on a Current Report on Form 8-K.

Our ordinary shares are listed on Nasdaq and trades under the symbol “LFWD.” The transfer agent of our ordinary shares is Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC).

Wainwright and/or its affiliates have provided, and may in the future provide, various advisory, investment banking, commercial banking and other financial services for us for which services they have received and, may in the future receive, customary fees and commissions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Wainwright has acted as the placement agent in connection with the January 2025 Offering. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

The offering of our ordinary shares pursuant to this prospectus supplement will terminate upon the earlier of the (i) sale of all of our ordinary shares provided for in this prospectus supplement or (ii) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market-making activities involving our ordinary shares while the offering is ongoing in this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement electronically.

MATERIAL TAX CONSIDERATIONS
Israeli Tax Considerations

The following is a discussion of the material Israeli tax consequences concerning the ownership and disposition of our securities. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

A non-Israeli resident who derives capital gains from the sale of shares or warrants in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax so long as the securities were not held through a permanent establishment that the non-resident maintains in Israel. A partial exemption may be available for non-Israeli resident holders who acquired their securities prior to the issuer’s initial public offering.

However, a non-Israeli “body of persons” (as defined in the Israeli Income Tax Ordinance (New Version), 5721-1961), which includes corporate entities, partnerships and other entities, will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in any of the means of control of such non-Israeli body of persons or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli body of persons, whether directly or indirectly. Such exemption is not applicable to a person whose gains from selling or otherwise disposing of the securities are deemed to be a business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply if: (i) the capital gain arising from such sale, exchange, or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange, or disposition is attributed to royalties; (iii) the capital gain arising from the disposition can be attributed to a permanent establishment in Israel; (iv) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (v) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In such case, the sale, exchange or disposition of our Ordinary Shares should be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to U.S. state or local taxes.

In some instances where our holders may be liable for Israeli tax on the sale of their securities, the payment of the consideration may be subject to the withholding of Israeli tax at source and sellers may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, the Israel Tax Authority may require shareholders who are not liable for Israeli capital gains tax on such a sale to sign declarations on forms specified by the Israel Tax Authority, provide documents (including, for example, a certificate of residency) or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli residents (and, in the absence of such declarations or exemptions, the Israel Tax Authority may require the purchaser of the shares to withhold tax at source).

If the above exemptions from capital gains tax are not available, individuals will be subject to a 25% tax rate on capital gains derived from the sale of securities, as long as the individual is not a “substantial shareholder” of the corporation issuing the shares (in which case the individual will be subject to a 30% tax rate), and corporations will be subject to a corporate tax rate (currently 23%). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or instruct someone who holds any of the aforesaid rights how to act, regardless of the source of such right (which source may include shares and rights to shares such as warrants). The determination of whether the individual is a substantial shareholder will be made on the date on which the securities are sold. In addition, the individual will be deemed to be a substantial shareholder if at any time during the 12 months preceding the date of sale he or she was a substantial shareholder.

Taxation of Non-Israeli Shareholders on Receipt of Dividends

Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents are generally subject to Israeli withholding tax at a rate of 25%, unless a lower rate is provided under an applicable tax treaty and a certificate from the Israeli Tax Authority allowing for a reduced withholding tax rate is obtained in advance. However, if the shareholder is a “substantial shareholder” at the time of receiving the dividend or at any time during the preceding 12-month period, the applicable tax rate will be 30%; nevertheless, such dividends are generally subject to Israeli withholding tax at a rate of 25% rather than 30%, even if the recipient is a substantial shareholder, if the shares are registered with a nominee company (i.e. held in street name).

Under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. The United States Israel Tax Treaty provides for reduced tax rates on dividends if (a) the shareholder is a U.S. corporation holding at least 10% of our issued voting power during the part of the tax year that precedes the date of payment of the dividend and held such minimal percentage during the whole of its prior tax year, and (b) not more than 25% of the Israeli company’s gross income consists of interest or dividends, other than dividends or interest received from subsidiary corporations or corporations 50% or more of the outstanding voting shares of which is owned by the Israeli company. The reduced treaty rate, if applicable, is 15% in the case of dividends paid from income derived from an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Preferred Technology Enterprise or a Special Preferred Technology Enterprise (certain Israeli tax-benefit programs that may apply to us) or 12.5% otherwise. The aforementioned rates under the United States Israel Tax Treaty will not apply if the dividend income was derived through or attributed to a permanent establishment of the Treaty U.S. Resident in Israel. We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

If the dividend is attributable partly to income derived from an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Preferred Technology Enterprise or a Special Preferred Technology Enterprise and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

Surtax

Individuals who are subject to income tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional surtax at a rate of 3% on annual income (including, but not limited to, income derived from dividends, interest and capital gains) exceeding NIS 721,560 for 2025. This amount is generally linked to the annual change in the Israeli consumer price index, but it will not be so adjusted during 2025-27. In addition, an individual whose taxable income from Capital Sources in the tax year exceeds such amount shall be subject to an additional tax on the portion of their taxable income from Capital Sources that exceeds such amount, at a rate of 2%. For this purpose, “Capital Source” means any source of income (including capital gains, dividends and interest) other than income from business, employment and personal exertion.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our ordinary shares by a U.S. Holder (as defined below). This description addresses only the U.S. federal income tax consequences to U.S. Holders that are initial purchasers of our ordinary shares and that will hold such ordinary shares as capital assets. This description does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules, including, without limitation:

•	banks, financial institutions or insurance companies;
•	real estate investment trusts, regulated investment companies or grantor trusts;
•	brokers, dealers or traders in securities, commodities or currencies;
•	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;
•	certain former citizens or long-term residents of the United States;
•	persons that received our securities as compensation for the performance of services;
•	persons that will hold our securities as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;
•	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that will hold our securities through such an entity;
•	S corporations;
•	holders that acquire ordinary shares as a result of holding or owning our preferred shares;
•	holders whose “functional currency” is not the U.S. Dollar;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares being taken into account in an applicable financial statement; or
•	holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares.

Moreover, this description does not address the U.S. federal estate, gift or alternative minimum tax consequences, or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of our securities.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or that such a position would not be sustained. Holders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of our securities in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for United States federal income tax purposes, is:

•	An individual holder that is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares in its particular circumstance.

You should consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ordinary shares.
Distributions

As noted above, we do not anticipate paying any cash dividends in the foreseeable future. Nevertheless, subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of any distribution made to you with respect to our ordinary shares before reduction for any Israeli taxes withheld therefrom, other than certain distributions, if any, of our ordinary shares distributed pro rata to all our shareholders, generally will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Subject to applicable limitations (and assuming that we are not a passive foreign investment company for our taxable year in which the dividend is paid or the preceding taxable year), dividends paid to certain non-corporate U.S. Holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares if certain requirements, including share holding period requirements, are satisfied by the recipient and either we are eligible for the benefits of the United States-Israel Tax Treaty or our ordinary shares are readily tradable on an established market in the United States. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a return of your adjusted tax basis in our ordinary shares to the extent thereof and thereafter as either long-term or short-term capital gain depending upon whether your holding period for our ordinary shares exceeds one year as of the time such distribution is received. However, we do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles. Therefore, you should expect that the entire amount of any distribution generally will be reported as dividend income to you.

Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from your taxable income or credited against your U.S. federal income tax liability. Dividends paid to you with respect to our ordinary shares will generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation.

The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” you generally will recognize gain or loss on the sale, exchange or other taxable disposition of our ordinary shares equal to the difference between the amount realized on such sale, exchange or other taxable disposition and your adjusted tax basis in such securities (taking into account the rules discussed above). Any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the ordinary shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holder may be eligible for preferential rates of taxation. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any recognized gain or loss of a U.S. Holder generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

If we were to be classified as a passive foreign investment company, or PFIC, under Section 1297 of the Code, in any taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

•	at least 75% of its gross income is “passive income”; or
•
at least 50% of the average quarterly value of its total gross assets (which may be measured in part by the market value of our ordinary shares, which is subject to change as discussed below) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets from time to time. The 50% passive asset test described above is generally based on the fair market value of each asset, with the value of goodwill and going concern value determined in large part by reference to the market value of our ordinary shares, which may be volatile. If we are characterized as a “controlled foreign corporation,” or a “CFC” under Section 957(a) of the Code and not considered publicly traded throughout the relevant taxable year, however, the passive asset test may be applied based on the adjusted tax bases of our assets instead of the fair market value of each asset (as described above).

Based on our gross income and assets, the market price of our ordinary shares and the nature of our business, we believe that we were not a PFIC for the taxable year ended December 31, 2024. This determination, however, is subject to uncertainty. In addition, there is a significant risk that we may be a PFIC for the current or future taxable years, depending upon the market price of our ordinary shares and the amount of cash and other passive assets we hold relative to the amount of non-passive assets we hold. Accordingly, no assurances can be made regarding our PFIC status in the current or one or more subsequent years, and our U.S. counsel expresses no opinion with respect to our PFIC status in the taxable year ended December 31, 2024, and also expresses no opinion with respect to our predictions or past determinations regarding our PFIC status in the past or in the future.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of our PFIC subsidiaries, such subsidiaries referred to as “lower-tier PFICs,” and will be subject to U.S. federal income tax in the manner discussed below on (1) a distribution to us on the shares of a “lower-tier PFIC” and (2) a disposition by us of shares of a “lower-tier PFIC,” both as if the holder directly held the shares of such “lower-tier PFIC.”

If an entity is treated as a PFIC for any taxable year during which a U.S. Holder holds (or, as discussed in the previous paragraph, is deemed to hold) its ordinary shares, such holder will be subject to adverse U.S. federal income tax rules. In general, if a U.S. Holder disposes of shares of a PFIC (including an indirect disposition or a constructive disposition of shares of a “lower-tier PFIC”), gain recognized or deemed recognized by such holder would be allocated ratably over such holder’s holding period for the shares. The amounts allocated to the taxable year of disposition and to years before the entity became a PFIC, if any, would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to such allocated amounts. Further, any distribution in respect of shares of a PFIC (or a distribution by a lower-tier PFIC to its shareholders that is deemed to be received by a U.S. Holder) in excess of 125% of the average of the annual distributions on such shares received or deemed to be received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the manner described above. In addition, dividend distributions made to you will not qualify for the preferential rates of taxation applicable to long-term capital gains discussed above under “Distributions.”

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. Holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC, unless we subsequently again become a PFIC.

Where a company that is a PFIC meets certain reporting requirements, a U.S. Holder can avoid certain adverse PFIC consequences described above by making a “qualified electing fund,” or QEF, election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains. However, we do not intend to comply with the necessary accounting and record keeping requirements that would allow a U.S. Holder to make a QEF election with respect to us.

If we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to our ordinary shares (but not the shares of any lower-tier PFICs), which may help to mitigate the adverse tax consequences resulting from our PFIC status (but not that of any lower-tier PFICs). Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). The Nasdaq Capital Market is a qualified exchange for this purpose and, consequently, if the ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. Holder; however, there can be no assurance that trading volumes will be sufficient to permit a mark-to-market election. In addition, because a mark-to-market election with respect to us does not apply to any equity interests in “lower-tier PFICs” that we own, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as equity interests in a PFIC for U.S. federal income tax purposes.

If a U.S. Holder makes the mark-to-market election, for each year in which we are a PFIC, the holder will generally include as ordinary income the excess, if any, of the fair market value of ordinary shares at the end of the taxable year over their adjusted tax basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted tax basis of our ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). If a U.S. Holder makes the election, the holder’s tax basis in our ordinary shares will be adjusted to reflect any such income or loss amounts. Any gain recognized on a sale or other disposition of our ordinary shares will be treated as ordinary income. Any losses recognized on a sale or other disposition of our ordinary shares will be treated as ordinary loss to the extent of any net mark-to-market gains for prior years. U.S. Holders should consult their tax advisors regarding the availability and consequences of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to our ordinary shares if we have “lower-tier PFICs” for which such election is not available. Once made, the mark-to-market election cannot be revoked without the consent of the IRS unless our ordinary shares cease to be “regularly traded.”

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. Holder’s federal income tax return for that year. A failure to file such form may result in penalties and may suspend the running of the statute of limitations on the tax return. If we were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of these rules on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ordinary shares.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of ordinary shares. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our ordinary shares.

Backup Withholding Tax and Information Reporting Requirements

United States backup withholding tax and information reporting requirements may apply to certain payments to certain holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, our ordinary shares made within the United States, or by a United States payor or United States middleman, to a holder of our ordinary shares, other than an exempt recipient (including a payee that is not a United States person that provides an appropriate certification and certain other persons). A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, ordinary shares within the United States, or by a United States payor or United States middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your tax advisor concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares in your particular situation.

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Goldfarb Gross Seligman & Co., Tel Aviv, Israel. Certain legal matters in connection with this offering relating to U.S. federal and New York State law will be passed upon for us by Goodwin Procter LLP, Philadelphia, Pennsylvania. Haynes and Boone, LLP, New York, New York is acting as counsel to Wainwright in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 included in our 2024 Form 10-K and incorporated by reference in this prospectus supplement have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in its report thereon and appearing therein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. The offices of Kost, Forer Gabbay & Kasierer are located at 144 Menachem Begin Road, Tel Aviv, 6492102.

WHERE YOU CAN FIND MORE INFORMATION

As is permitted by the rules and regulations of the SEC, this prospectus supplement, which forms part of our effective registration statement on Form S-3 (File No. 333-263984), omits certain non-material information, exhibits and undertakings otherwise included in the registration statement. For further information about us and the securities offered by this prospectus supplement, refer to our registration statement on Form S-3 (File No. 333-263984) and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We also maintain a corporate website at https://golifeward.com/. Information that we furnish to or file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to, or exhibits included in, these reports, are available for download, free of charge, on our website as soon as reasonably practicable after such materials are filed or furnished with the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and periodic reports and other information with the SEC (File No. 001-36612). These filings contain important information which does not appear in this prospectus supplement or the accompanying prospectus. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. We are incorporating by reference in this prospectus supplement and the accompanying prospectus the documents listed below and all amendments or supplements we may file to such documents before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	Our Annual Reports on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 7, 2025;

•
Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 8, 2025, January 13, 2025 and February 20, 2025 (in each case other than any portions thereof deemed furnished and not filed); and

•
the description of our ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-36612) filed with the SEC on September 2, 2014, as updated by Exhibit 4.2 to the Annual Report on Form 10-K filed with the SEC on February 24, 2022 (Description of the Company’s securities registered pursuant to Section 12 of the Exchange Act) and any other amendment or report filed for the purpose of updating that description. .

In addition, we incorporate by reference into this prospectus supplement and the accompanying prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering under this prospectus supplement (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K). Notwithstanding the foregoing, no information is incorporated by reference into this prospectus supplement or the accompanying prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference into this prospectus supplement or the accompanying prospectus.

Certain statements in and portions of this prospectus supplement and the accompanying prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement and the accompanying prospectus may update and replace statements in and portions of this prospectus supplement and the accompanying prospectus or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Lifeward Ltd., 200 Donald Lynch Blvd., Marlborough, MA 01752, Attn: Investor Relations, or ir@golifeward.com, telephone number 508-251-1154.

PROSPECTUS
$100,000,000 of Ordinary Shares, Warrants
and/or Debt Securities Offered by the Company

ReWalk Robotics Ltd.

We may offer to the public from time to time, in one or more series or issuances, ordinary shares, warrants to purchase ordinary shares or debt securities, and/or debt securities consisting of debentures, notes or other evidences of indebtedness.

We refer to the ordinary shares, warrants and debt securities collectively as “securities” in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. Our net proceeds from the sale of such securities will also be set forth in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the NASDAQ Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “RWLK.”

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

None of the U.S. Securities and Exchange Commission, any state securities commission or the Israel Securities Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $100,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material U.S. federal income tax and Israeli tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward- Looking Statements.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 24, 2022;
●	our current reports on Form 8-K filed with the SEC on March 16, 2022; and
●
the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-33612) filed with the SEC on September 2, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering. Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in this prospectus or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to ReWalk Robotics Ltd., 200 Donald Lynch Blvd., Marlborough, MA 01752, Attn: Investor Relations, or ir@rewalk.com, telephone number (508) 251-1154.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form S-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file or have filed with the SEC. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

PROSPECTUS SUMMARY
OVERVIEW

We are an innovative medical device company that is designing, developing, and commercializing robotic exoskeletons that allow individuals with mobility impairments or other medical conditions the ability to stand and walk once again. We have developed and are continuing to commercialize our ReWalk Personal and ReWalk Rehabilitation devices for individuals with spinal cord injury, which are exoskeletons designed for individuals with paraplegia that use our patented tilt-sensor technology and an on-board computer and motion sensors to drive motorized legs that power movement.

We have also developed our ReStore device, which we began commercializing in June 2019. ReStore is a powered, lightweight soft exo-suit intended for use in the rehabilitation of individuals with lower limb disability due to stroke. During the second quarter of 2020, we finalized and moved to implement two separate agreements to distribute additional product lines in the United States. We are the exclusive distributor of the MediTouch Tutor movement biofeedback systems in the United States and have distribution rights for the MYOLYN MyoCycle FES cycles to U.S. rehabilitation clinics and personal sales through the U.S. Department of Veterans Affairs, or VA, hospitals and other personal sales. We refer to the MediTouch and MyoCycle devices as our “Distributed Products.” These Distributed Products will improve our product offering to clinics as well as patients within the VA as they both have similar clinician and patient profile.

We are in the research stage of ReBoot, a soft exoskeleton for stroke home and community use.  This product is a complementary product to ReStore as it provides ankle support including plantar flexion for gait and mobility improvement, and it received Breakthrough Device Designation from the U.S. Food and Drug Administration in November 2021.

Our principal markets are the United States and Europe. In Europe, we have a direct sales operation in Germany and the United Kingdom and work with distribution partners in certain other major countries. We have offices in Marlborough, Massachusetts, Berlin, Germany and Yokneam, Israel, where we operate our business from.

CORPORATE INFORMATION

We are incorporated under the laws of the State of Israel. Our principal executive offices are located at 3 Hatnufa St., Floor 6, Yokneam Ilit 2069203, Israel, and our telephone number is +972 (4) 959-0123. Our website address is www.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. We have irrevocably appointed our subsidiary, ReWalk Robotics Inc., which is incorporated in Delaware, as our agent to receive service of process in any action against us in any United States federal or state court. The address of ReWalk Robotics Inc. is 200 Donald Lynch Blvd., Marlborough, MA 01752, and its telephone number is (508) 251-1154.

ReWalk® is our registered trademark in Israel and in the United States. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value our ordinary shares and our other securities may decline. You should carefully consider the risk factors provided below and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts, may include projections regarding our future performance and, in some cases, can be identified by terms such as “anticipates,” “assumes,” “believes,” “could,” “continues,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes and the negatives of those terms.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements that may be expressed or implied by the forward-looking statements. All of the forward-looking statements included in this prospectus are based on information available to us as of the date of this prospectus and speak only as of the date hereof. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities we offer pursuant to this prospectus for general corporate purposes.

DESCRIPTION OF ORDINARY SHARES

The following description of our ordinary shares is a summary and is qualified in its entirety by reference to our Fourth Amended and Restated Articles of Association, or our Articles of Association. Our Articles of Association are filed as Exhibit 3.1 to this prospectus and are incorporated by reference herein.

Share Capital

Our authorized share capital consists solely of 120,000,000 ordinary shares, par value NIS 0.25 per share, of which 62,507,896 shares were issued and outstanding as of March 25, 2022.

All of our issued and outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Voting Rights

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Shareholders may vote at a general meeting either in person, by proxy or by written ballot.

Quorum requirements

The quorum required for our general meetings of shareholders consists of at least two holders of our ordinary shares present in person or by proxy and holding among them at least 33 1/3% of the total outstanding voting rights.

Vote Requirements

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our Articles of Association. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires special approval. For more information, see our Registration Statement on Form 8-A as filed with the SEC on September 2, 2014 under the heading “Item 1. Description of Registrant’s Securities to be Registered.” Under our Articles of Association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Our Articles of Association also require that the removal of any director from office (other than our external directors) or the amendment of the provisions of our amended articles relating to our staggered board requires the vote of 65% of the total voting power of our shareholders. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Transfer of Shares; Share Ownership Restrictions

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our Articles of Association, our board of directors must consist of not less than five but no more than thirteen directors, including two external directors as required by the Israeli Companies Law. Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our directors, other than the external directors, are divided into three classes that are each elected at a general meeting of our shareholders every three years, in a staggered fashion (such that one class is elected each year), and serve on our board of directors unless they are removed by a vote of 65% of the total voting power of our shareholders at a general or special meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law and our Articles of Association. In addition, our Articles of Association allow our board of directors to appoint new directors and appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated.

External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances and may be removed from office pursuant to the terms of the Israeli Companies Law. Pursuant to regulations promulgated under the Israel Companies Law, as a company that does not have a controlling shareholder and that complies with the United States securities laws and the corporate governance rules of the NASDAQ Stock Market, we are permitted to “opt out” of the requirement to appoint external directors. In February 2018, we opted out of the requirement to have external directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, a company may make a distribution of dividends out of its profits on the condition that there is no reasonable concern that the distribution may prevent the company from meeting its existing and expected obligations when they fall due. The Israeli Companies Law defines such profit as retained earnings or profits accrued in the last two years, whichever is greater, according to the last reviewed or audited financial statements of the company, provided that the date of the financial statements is not more than six months before the distribution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on payments of dividends or other distributions with respect to our ordinary shares or the proceeds from the sale of the shares, except for the obligation of Israeli residents to file reports with the Bank of Israel regarding certain transactions. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Articles of Association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) five percent or more of our outstanding issued shares and one percent of our outstanding voting power or (b) five percent or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be passed at a general meeting of our shareholders:

●	amendments to our Articles of Association;
●	appointment or termination of our auditors;
●	appointment of external directors;
●	approval of certain related party transactions;
●	increases or reductions of our authorized share capital;
●	a merger; and
●
the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law and our Articles of Association require that notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law and under our Articles of Association, shareholders are not permitted to take action via written consent in lieu of a meeting.

Access to Corporate Records

Under the Israeli Companies Law, shareholders generally have the right to review: minutes of our general meetings; our shareholders register and principal shareholders register; our Articles of Association; our annual financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction with a related party that requires shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny a request to review a document if we believe it has not been made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions Under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital (or of a class thereof) is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If as a result of a full tender offer the purchaser would own more than 95% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. The law provides for appraisal rights if any shareholder files a request in court within six months following the consummation of a full tender offer, but the purchaser is entitled to stipulate that tendering shareholders forfeit their appraisal rights. If as a result of a full tender offer the purchaser would own 95% or less of the issued and outstanding share capital of the company or of the applicable class, the purchaser may not acquire shares that will cause its shareholding to exceed 90% of the issued and outstanding share capital of the company or of the applicable class.

Special Tender Offer. The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger. The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Companies Registrar and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures Under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Upon the closing of our initial public offering, our Articles of Association were amended to provide that no preferred shares are authorized. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles of Association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “— Voting Rights.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent we use a warrant agent for a series of warrants, the series will be issued under a separate warrant agent agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and, as applicable, a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued and exercised;
●	the currency or currencies in which the price of such warrants will be payable;
●	the securities purchasable upon exercise of such warrants;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	any material Israeli and United States federal income tax consequences;
●	the antidilution provisions of the warrants, if any;
●
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●
in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agent Agreement

To the extent that we use a warrant agent for a series of warrants, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between ReWalk Robotics Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;
●	the aggregate principal amount;
●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
●	any limit on the aggregate principal amount;
●	the date or dates on which principal is payable;
●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●	the currency of denomination;
●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
●
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;
●	any events of default;
●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of ReWalk Robotics Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;
●	to or through one or more underwriters on a firm commitment or agency basis;
●	through put or call option transactions relating to the securities;
●	through broker-dealers (acting as agent or principal);
●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
●	through any other method permitted pursuant to applicable law; or
●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and any options under which underwriters may purchase additional shares. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement on Form S-3 of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
●
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities, warrants or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then-prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel. Certain legal matters with respect to New York law and with respect to the validity of the offered securities under New York law will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, New York, New York.

EXPERTS

The consolidated financial statements of Rewalk Robotics Ltd. and its subsidiaries (collectively, the "Company") included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. It may be difficult to obtain service of process within the United States upon us, upon those of our directors and executive officers who reside outside of the United States, and upon those Israeli experts named in this prospectus who reside outside of the United States. Furthermore, because a majority of our assets and certain of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us, certain of our directors and executive officers or the Israeli experts named herein may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Seligman & Co., Tel Aviv, that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed our subsidiary, ReWalk Robotics Inc., which is incorporated in Delaware, as our agent to receive service of process in any action against us in any United States federal or state court arising out of offerings or sales pursuant to this prospectus or any purchase or sale of securities in connection with this prospectus. Subject to specified time limitations and legal procedures, Israeli courts may enforce a non-appealable foreign judgment in a civil matter, provided that, among other things:

●
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the foreign state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
●	the judgment is not contrary to the public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
●	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the foreign court; and
●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Traditionally, in an action before an Israeli court to recover an amount in a non-Israeli currency, the Israeli court issues a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus a per-annum statutory rate of interest set on a quarterly basis by Israeli regulations. Judgment creditors must bear the risk of unfavorable exchange rates. The trend in recent years has increasingly been for Israeli courts to enforce a foreign judgment in the foreign currency specified in the judgment, in which case there are also applicable rules regarding the payment of interest.

Up to $5,488,800

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H.C. Wainwright & Co.

March 7, 2025